UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 8, 2019 (May 8, 2019)

NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place Norfolk, Virginia 23510-2191		757-629-2680
(Address of principal executive offices)		(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

See description under Item 2.03.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 8, 2019, Norfolk Southern Corporation (the “Registrant”) completed its offering of (i) $200,000,000 aggregate principal amount of its 3.800% Senior Notes due 2028 (the “2028 Notes”), (ii) $400,000,000 aggregate principal amount of its 4.100% Senior Notes due 2049 (the “2049 Notes”) and (iii) $200,000,000 aggregate principal amount of its 5.100% Senior Notes due 2118 (the “2118 Notes” and collectively with the 2028 Notes and the 2049 Notes, the “Notes”) pursuant to an Underwriting Agreement, dated April 29, 2019 (the “Agreement”), by and among the Registrant and Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein. The Notes were sold pursuant to the Registrant’s Automatic Shelf Registration Statement on Form S-3 (File No. 333-222869). The Agreement was initially filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on May 1, 2019. The description of the Agreement contained herein is qualified by reference thereto.

The Notes were issued pursuant to an Indenture, dated as of February 28, 2018 (the “Base Indenture”), as supplemented by a second supplemental indenture, dated as of August 2, 2018 (the “Second Supplemental Indenture”), and as further supplemented by a third supplemental indenture, dated as of May 8, 2019 (the “Third Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”), each between the Registrant and U.S. Bank National Association, as trustee. The 2028 Notes will pay interest semi-annually in arrears at a rate of 3.800% per annum, the 2049 Notes will pay interest semi-annually in arrears at a rate of 4.100% per annum and the 2118 Notes will pay interest semi-annually in arrears at a rate of 5.100% per annum. The 2028 Notes constitute a further issuance of, and will be consolidated and form a single series of debt securities with, the $400,000,000 aggregate principal amount of the Registrant’s 3.800% Senior Notes due 2028 issued on August 2, 2018, and the 2118 Notes constitute a further issuance of, and will be consolidated and form a single series of debt securities with, the $600,000,000 aggregate principal amount of the Registrant’s 5.100% Senior Notes due 2118 issued on August 2, 2018.

The Notes may be redeemed in whole at any time or in part from time to time, at the Registrant’s option, as described below.

If the Notes are redeemed prior to the date that is three months prior to the maturity date for the 2028 Notes, six months prior to the maturity date for the 2049 Notes or six months prior to the maturity date for the 2118 Notes, the redemption price for such Notes to be redeemed will be equal to the greater of (1) 100% of their principal amount or (2) the sum of the present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed, to and including the date that is three months prior to the maturity date for the 2028 Notes, six months prior to the maturity date for the 2049 Notes or six months prior to the maturity date for the 2118 Notes (exclusive of interest accrued to, but not including, the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a specified rate for each series of Notes, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

If the Notes are redeemed on or after the date that is three months prior to the maturity date for the 2028 Notes, six months prior to the maturity date for the 2049 Notes or six months prior to the maturity date for the 2118 Notes, the redemption price for the Notes to be redeemed will equal 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but not including, the redemption date.

The Third Supplemental Indenture is filed herewith as Exhibit 4.1. The description of the Third Supplemental Indenture contained herein is qualified by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 29, 2019, among the Registrant and Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, is incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K filed on May 1, 2019.

4.1	Third Supplemental Indenture, dated as of May 8, 2019, between the Registrant and U.S. Bank National Association, as trustee.

5.1	Opinion Letter of Vanessa Allen Sutherland, Senior Vice President and Chief Legal Officer of the Registrant regarding the validity of the Notes.

5.2	Opinion Letter of Hinckley, Allen & Snyder LLP regarding the validity of the Notes.

23.1	Consent of Vanessa Allen Sutherland (included in Exhibit 5.1).

23.2	Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5.2).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name:	Denise W. Hutson
Title:	Corporate Secretary

Date: May 8, 2019